EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

Trestle’s Internet-Enabled Microscope Selected by Canadian Health Provider

West Parry Sound Health Centre Deploys Trestle’s Solution in Network-wide Evaluation

Irvine, CA - 12/9/2004 - Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging and telemedicine applications, today announced that West Parry Sound Health Centre (WPSHC), a network of healthcare facilities covering 70,000 people throughout Parry Sound, Muskoka and surrounding communities in Ontario, has deployed its first Trestle internet microscopy solution. The system, Trestle’s MedMicro, uses standard PCs to connect microscopes to the internet, enabling users to view and navigate slides remotely - for real-time, accurate consultation and diagnosis.

Like many healthcare networks with disparate facilities spread over large geographic areas, WPSHC has traditionally used couriers to transport patients’ slides to appropriate specialists to obtain the best diagnostic results. But, according to Dr. Ola Kassim, WPSHC’s chief pathologist and director of laboratory medicine, this method has several flaws that undermine the network’s ability to provide the best healthcare. “As a pathologist, I receive specimens from laboratories in our network via physical messenger,” explains Dr. Kassim. “This process often takes 24 hours or more - not an acceptable timeframe if we’re dealing with an urgent diagnosis. With Trestle’s robotic-microscope technology, we’ve connected all of the facilities and specialists in our network. My lab in Elliot Lake, for example, can place a specimen on their facility’s microscope, and I can go online and view and navigate that slide from my own PC. This cuts my diagnosis time from hours or days to minutes.”

According to Dr. Kassim, Trestle’s solutions solve another major flaw in traditional telepathology. “When a doctor sends me a photo of a specimen, I am not able to see nearly the detail that I would with the actual slide,” says Dr. Kassim. “When viewing a specimen, a pathologist often needs to move the slide, zoom in or out and illuminate certain areas. With a photo, or a static digital image, none of this is possible. But with Trestle, we are able to remotely control an actual slide on an actual microscope in another facility from our own computers - and even share control of a slide during a consultation between doctors or pathologists in different facilities. The value this adds to our ability to pool our network-wide expertise - instantly sending a possible breast-cancer sample to a pathologist who deals exclusively with breast cancer, for example - is immeasurable.”

Trestle’s solution will further add value to WPSHC’s network by cutting costs. As Dr. Kassim explains, when he travels or is not onsite at his West Parry Sound laboratory, the staff will often need to bring in another pathologist - at a cost of $1,500 to $1,800 per day - to be on call for emergencies. With Dr. Kassim now able to view and navigate slides remotely via his laptop, Trestle’s solution will save the organization these costs.

With its first Trestle MedMicro application successfully deployed - “The system is already improving our diagnostic processes,” says Dr. Kassim - West Parry Sound is now evaluating an expansion of Trestle solutions throughout its network.

“Trestle’s telepathology solutions deliver convenience and improved healthcare capabilities to physicians and pathologists around the world,” said Maurizio Vecchione, Trestle’s CEO. “We look forward to expanding the West Parry Sound Project so that Dr. Kassim can collaborate with an expanded group of experts.”

About West Parry Sound Health Centre
The West Parry Sound Health Centre is a community-focused health facility located in the Parry Sound, Ontario, Canada. The Health Centre resulted from the amalgamation of the Parry Sound District General Hospital and the Parry Sound Area Health Centre, Chronic Care Facility (formerly St. Joseph's Hospital, Parry Sound) in April, 1995. Both of these hospitals have had a long tradition of providing quality care to the community and have been leaders in the rationalization of services. Hospital Services in Parry Sound celebrated its centennial year in 1999. For more information, please visit www.wpshs.com.

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About Trestle Holdings Inc.
Trestle Holdings develops and sells digital imaging and telemedicine applications to the life sciences markets. The company's products link geographically dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.
Trestle’s digital imaging products have the potential to transform the pathologist’s work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company's live microscopy products enable multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The company’s slide scanning and imaging products perform high-speed whole-glass slide digitization for virtual microscopy applications. These slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.
Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data.

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